RESTRICTED STOCK AGREEMENT
(2015 Stock Award and Incentive Plan)

This RESTRICTED STOCK AGREEMENT, dated as of (the“Agreement”), by and between Apartment Investment and Management Company, a Maryland corporation (the “Company”), and (“Recipient”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Apartment Investment and Management Company 2015 Stock Award and Incentive Plan (the “Plan”).

WHEREAS, effective (the “Date of Grant”), the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company granted the Recipient a Restricted Stock Award, pursuant to which the Recipient shall receive shares of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”), pursuant to and subject to the terms and conditions of the Plan.

NOW, THEREFORE, in consideration of the Recipient’s services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Number of Shares and Share Price. The Company hereby grants the Recipient a Restricted Stock Award (the “Stock Award”) of shares of Common Stock (the “Restricted Stock”) pursuant to the terms of this Agreement and the provisions of the Plan. Based on the closing price on the Date of Grant, the fair market value of the shares subject to this Stock Award is $ per share.

2. Restrictions and Restricted Period.

(a) Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of the Restricted Period (as defined below). The Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b) Lapse of Restrictions; Restricted Period. The restrictions set forth above shall lapse and the Restricted Stock shall become freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as follows:as to twenty five percent (25%) of the Restricted Stock on ; as to twenty five percent (25%) of the Restricted Stock on ; as to twenty five percent (25%) of the Restricted Stock on ; and as to twenty five percent (25%) of the Restricted Stock on
(the “Restricted Period”). In order to enforce the foregoing restrictions, the Board may (i) require that the certificates representing the shares of Restricted Stock remain in the physical custody of the Company or in book entry until any or all of such restrictions expire or have been removed, and (ii) may cause a legend or legends to be placed on the certificates which make appropriate reference to the restrictions imposed under the Plan.

(c) Rights of a Stockholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Recipient, the Recipient shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends and the right to vote such shares, subject to the provisions of paragraph 2(d) hereof.

(d) Dividends. Dividends paid on Restricted Stock shall be paid at the dividend payment date for the Common Stock, or be deferred for payment to such date as determined by the Committee; provided such deferral is in compliance with Section 409A of the Code, in cash, shares of Common Stock or other property. Stock distributed in connection with a Common Stock split or Common Stock dividend, and other property distributed as a dividend (excluding cash), shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

3. Termination of Employment. Except as otherwise set forth in this Agreement, in the event that Recipient ceases to be employed by the Company for any reason prior to the lapse of the Restricted Period, then the Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions set forth herein, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Recipient nor any of his or her successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates. In the event that Recipient’s employment with the Company is terminated due to his death or total and permanent disability then the Restricted Period set forth in Section 2(b) hereof shall immediately lapse as to all shares of Restricted Stock and the Restricted Stock shall become immediately fully vested. For purposes of this Section 3, Recipient’s employment will have terminated by reason of total and permanent disability if, in the reasonable and good faith judgment of the Company, the Recipient is totally and permanently disabled and is unable to return to or perform his or her duties on a full-time basis.

4. Change in Control. All unvested shares of Restricted Stock issued hereunder shall, in addition to any provisions relating to vesting contained in this Agreement, become immediately fully vested upon the termination of Recipient’s employment with the Company by the Company without Cause or by Recipient for Good Reason, in either case within twelve (12) months following the occurrence of a Change in Control (as defined below).

(a) For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person” (as the term“person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. “Non-Control Acquisition” shall mean an acquisition (A) by or under an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company or in which the Company serves as a general partner or manager (a “Subsidiary”), (B) by the Company or any Subsidiary, or (C) by any person in connection with a Non-Control Transaction (as hereinafter defined). “Non-Control Transaction” shall mean a merger, consolidation, share exchange or reorganization involving the Company, in which (1) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, and (2) the individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Company;

(ii) the individuals who constitute the Board as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) the consummation of any of the following: (A) a merger, consolidation, share exchange or reorganization involving the Company (other than a Non- Control Transaction); (B) a complete liquidation or dissolution of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.

(b) “Cause” shall mean the termination of Recipient’s employment because of the occurrence of any of the following events, as determined by the Board in accordance with the procedure below:

(i) the failure by Recipient to attempt in good faith to perform his or her duties or to follow the lawful direction of the individual to whom Recipient reports; provided, however, that the Company shall have provided Recipient with written notice of such failure and Recipient has been afforded at least fifteen (15) days to cure same;

(ii) the indictment of Recipient for, or Recipient’s conviction of or plea of guilty or nolo contendere to, a felony or any other serious crime involving moral turpitude or dishonesty;

(iii) Recipient’s willfully engaging in misconduct in the performance of his or her duties (including theft, fraud, embezzlement, securities law violations, a material violation of the Company’s code of conduct or a material violation of other material written policies) that is injurious to the Company, monetarily or otherwise, in more than a de minimis manner;

(iv) Recipient’s willfully engaging in misconduct unrelated to the performance of his or her duties for the Company that is materially injurious to the Company, monetarily or otherwise;

(v) the material breach by Recipient of any material written agreement with the Company.

For purposes of this Section 4(b), no act, or failure to act, on the part of Recipient shall be considered “willful” unless done, or omitted to be done, by Recipient in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Any termination shall be treated as a termination for Cause only if (i) Recipient is given at least five (5) business days’ written notice of termination specifying the alleged Cause event and shall have the opportunity to appear (with counsel) before the full Board to present information regarding his or her views on the Cause event, and (ii) after such hearing, Recipient is terminated for Cause by at least a majority of the Board. After providing the notice of termination in the foregoing sentence, the Board may suspend Recipient with full pay and benefits until a final determination pursuant to this Section 4(b) has been made. Notwithstanding the foregoing provisions of this Section 4(b), if Recipient is party to an employment agreement with the Company that provides a definition of Cause, such definition shall apply instead of the foregoing provisions of this Section 4(b).

(c) “Good Reason” mean (i) a reduction in Recipient’s base salary; (ii) a material diminution in Recipient’s title or responsibilities; or (iii) relocation of Recipient’s primary place of employment more than fifty miles; provided, however, that Recipient may only terminate employment for Good Reason by delivering written notice to the Board within ninety (90) days following the date on which Recipient first knows of the event constituting Good Reason, which notice specifically identifies the facts and circumstances claimed by Recipient to constitute Good Reason, and the Company has failed to cure such facts and circumstances within thirty (30) days after receipt of such notice; and provided further, however, that if Recipient is party to an employment agreement with the Company that provides a definition of Good Reason, such definition shall apply instead of the foregoing provisions of this Section 4(c).

5. Tax Withholding; Tax Treatment.

(a) Tax Withholding. Notwithstanding anything to the contrary, the release of the shares of Restricted Stock hereunder shall be conditioned upon the Recipient making adequate provision for federal, state or other withholding obligations, if any, which may arise upon the vesting of the Restricted Stock.

(b) Tax Treatment. Set forth below is a brief summary as of the Date of Grant of certain United States federal tax consequences of the award of Restricted Stock. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO THE RECIPIENT. THE RECIPIENT UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, WE ADVISE YOU THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS AGREEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX- RELATED PENALTIES UNDER THE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

Unless the Recipient has filed a Section 83(b) election as discussed below, the Recipient shall recognize ordinary income at the time or times the Restricted Stock vests in an amount equal to the aggregate Fair Market Value of such shares on each such date.

The Recipient hereby acknowledges that he or she has been informed that, with respect to the grant of Restricted Stock, an election may be filed by the Recipient with the Internal Revenue Service, within 30 days of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the aggregate Fair Market Value of the Restricted Stock as of the Date of Grant.

THE RECIPIENT ACKNOWLEDGES THAT IT IS THE RECIPIENT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE RECIPIENT’S BEHALF.

BY SIGNING THIS AGREEMENT, THE RECIPIENT REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE RECIPIENT UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6. Miscellaneous.

(a)    Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement of the Company and the Recipient concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.

(b)    Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

(c)    Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Recipient will be deemed an original and all of which together will be deemed the same agreement.

(d)    Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the General Counsel of the Company at the principal office of the Company and, if to the Recipient, to the Recipient’s last known address contained in the personnel records of the Company.

(e)    Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Recipient and their permitted successors, assigns and legal representatives.

(f)    Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
(g)    Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof.

(h)    Plan Controls. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Recipient confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

(i)    No Guarantee of Continued Service. The Recipient acknowledges and agrees that nothing herein, including the opportunity to make an equity investment in the Company, shall be deemed to create any implication concerning the adequacy of the Recipient’s services to the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary shall be construed as an agreement by the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary, express or implied, to employ the Recipient or contract for the Recipient’s services, to restrict the right of the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary, as applicable, to discharge the Recipient or cease contracting for the Recipient’s services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services that may exist between the Recipient and the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary, as applicable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

By:
Lisa R. Cohn
Executive Vice President and General Counsel

RECIPIENT:

By:

Address